SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) March 8, 2006
ANCHOR GLASS CONTAINER CORPORATION
(Exact Name of Registrant as Specified in its Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-23359	59-3417812

(Commission File Number)	(I.R.S. Employer Identification No.)
3101 W. Dr. Martin Luther King Jr. Blvd., Tampa, Florida 33607
(Address of Principal Executive Offices)       (Zip Code)
(813) 884-0000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
On March 8, 2006, an order was filed in the United States Bankruptcy Court Middle District of Florida, Tampa Division, approving the Disclosure Statement to be used to solicit votes to accept or reject the Second Amended Plan of Reorganization (the “Plan”) of Anchor Glass Container Corporation (“Anchor”).
The voting deadline to accept or reject the Plan is 5:00 p.m., prevailing eastern time, on April 10, 2006, unless extended by Anchor or the Bankruptcy Court (the “Voting Deadline”). In order to be counted, ballots must be received by the balloting and claims agent on or before the Voting Deadline.
The Bankruptcy Court has set a hearing on April 17, 2006, commencing at 10:30 a.m. local time (the “Confirmation Hearing”) to consider confirmation of the Plan and any objections thereto. The Confirmation Hearing may be adjourned from time to time without notice other than an announcement of an adjourned date at or prior to the hearing. Any objections to confirmation of the Plan must be in writing and must be filed with the Clerk of the Bankruptcy Court and served on counsel for Anchor on or before April 10, 2006.
The Plan, Disclosure Statement, and ballots for voting will be mailed on March 10, 2006, to creditors entitled to vote. Equity holders of Anchor will receive no distribution under the Plan, are presumed to vote against the Plan, and are not entitled to vote to accept or reject the Plan.

Item 9.01	Financial Statements and Exhibits.

(c)	Exhibits.

The following exhibits are filed herewith:
99.1	Disclosure Statement for the Second Amended Plan of Reorganization of Anchor Glass Container Corporation

99.2	Order Approving Disclosure Statement and Fixing Time for Acceptances or Rejections of Plan, Objections to Confirmation, Administrative Claims, and Related Matters, Combined with Notice Thereof

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANCHOR GLASS CONTAINER CORPORATION
/s/ Mark S. Burgess
Name:	Mark S. Burgess
Title:	Chief Executive Officer
(Duly Authorized Officer)

Date: March 13, 2006